Exhibit 23.1




                          CONSENT OF INDEPENDENT ACCOUNTANTS
                          ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the First Empire State Corporation's Deferred Bonus Plan of our report dated January 9, 1997 appearing on page 54 of the First Empire State Corporation Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICE WATERHOUSE LLP

Buffalo, New York
December 22, 1997